                                               Registration No. 333-____________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          GLACIER WATER SERVICES, INC.
                  ----------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
        --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   33-0493559
                     ------------------------------------
                      (I.R.S. Employer Identification No.)

                               2261 COSMOS COURT
                          CARLSBAD, CALIFORNIA  92009
                   -----------------------------------------
                    (Address of Principal Executive Offices)

            GLACIER WATER SERVICES, INC. STOCK COMPENSATION PROGRAM
            -------------------------------------------------------
                            (Full Title of the Plan)

                              MR. JERRY A. GORDON
                PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR
                               2261 COSMOS COURT
                          CARLSBAD, CALIFORNIA  92009
                  -------------------------------------------
                    (Name and Address of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

 =================================================================================================================
                                              Proposed Maximum      Proposed Maximum
 Title Of Securities To      Amount To Be    Offering Price Per    Aggregate Offering    Amount of Registration
      Be Registered         Registered (1)        Share (2)             Price (2)                Fee (2)
------------------------------------------------------------------------------------------------------------------
Common Stock,                  1) 205,552             1) $31.25         1) $6,423,500          $3,796.57
$0.01 per share                2) 172,448             2) $29.50         2) $5,087,216
                               3)  46,000             3) $26.25         3) $1,207,500
                               4)   6,000             4) $25.25         4)   $151,500
==================================================================================================================

    (1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Glacier Water Services, Inc. Stock Compensation Program of the Registrant.

    (2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon either the exercise price of the stock or the average of the high and low prices of the Common Stock of the Registrant on the American Stock Exchange on June 17, 1998.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This registration statement filed under the Securities Act by Glacier Water Services, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the registration statement relating to the registration of 142,250 shares of Common Stock of the Company (File No. 33-80016) filed on June 8, 1994 (the "Registration Statement").



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          (AS UPDATED THROUGH THE DATE OF THIS REGISTRATION STATEMENT)

     Each of the items required in Part II of the Registration Statement remain correct as of the date of the filing of this registration statement on Form S-8.

                                   SIGNATURES


      The Registrant.  Pursuant to the requirements of the Securities Act, the
      --------------
registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, state of California, on this 22nd day of July, 1998.


                              GLACIER WATER SERVICES, INC.



                              By:  /s/ Jerry A. Gordon
                                   -------------------
                                  Name:  Jerry A. Gordon
                                  Title: President, Chief Operating Officer and
                                         Director


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                            Title                  Date
              ---------                            -----                  ----
/s/ Jerry A. Gordon                           President, Chief        June 22, 1998
--------------------------------------     Operating Officer and
Jerry A. Gordon                                  Director


/s/ Jerry R. Welch                       Chairman of the Board and    June 22, 1998
--------------------------------------    Chief Executive Officer
Jerry R. Welch

/s/ Peter B. Foreman                              Director            June 22, 1998
--------------------------------------
Peter B. Foreman

/s/ Richard A. Kayne                              Director            June 22, 1998
--------------------------------------
Richard A. Kayne

/s/ Robert V. Sinnott                             Director            June 22, 1998
--------------------------------------
Robert V. Sinnott

/s/ Douglas C. Boyd                               Director            June 22, 1998
--------------------------------------
Douglas C. Boyd

/s/ Scott H. Shlecter                             Director            June 22, 1998
--------------------------------------
Scott H. Shlecter

/s/ Brenda K. Foster                          Vice President,         June 22, 1998
--------------------------------------     Controller (principal
Brenda K. Foster                               financial and
                                            accounting officer)

                                 EXHIBIT INDEX

Exhibit
Number                    Description
-------                   -----------
     5           Opinion of Milbank, Tweed, Hadley & McCloy.
  23.1           Consent of Arthur Andersen LLP.
  23.2           Consent of Milbank, Tweed, Hadley & McCloy.
                 (included in Exhibit 5).